UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2023

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

On June 23, 2023 (the “Issue Date”), in connection with a private placement and sale of $1,250,000,000 aggregate principal amount of senior secured notes due 2030 (the “Senior Notes”) of Wolfspeed, Inc. (the “Company”), the Company and U.S. Bank Trust Company, National Association, as the trustee and collateral agent (the “Agent”), executed an indenture (the “Indenture”) relating to the Senior Notes.

The proceeds of the Senior Notes will be used for general corporate purposes, including for permitted investments, capital expenditures and working capital. The Senior Notes bear interest, (i) during the first three years after the Issue Date, at a rate of 9.875% per annum, (ii) during the fourth year after the Issue Date, at a rate of 10.875% per annum, and (iii) at all times thereafter, 11.875% per annum, and will mature on the earlier of (x) June 23, 2030 and (y) September 1, 2029, if more than $175,000,000 in aggregate principal amount of the Company’s convertible senior notes due 2029 remains outstanding on such date. At the election of the Issuer and subject to the fulfillment of certain conditions precedent, the Issuer may issue and sell additional Senior Notes under the Indenture in an amount not to exceed $750,000,000.

The Indenture requires the Company to make an offer to repurchase the Senior Notes with 100% of the net cash proceeds of certain non-ordinary course asset sales and casualty events, subject to the ability to (so long as no default or event of default exists under the Indenture), reinvest the proceeds of such casualty events and asset sales (other than the proceeds of sales of certain core assets of the Company), at a price equal to the lesser of (i) 109.875% of the principal amount of the Senior Notes being repurchased and (ii) if such disposition or casualty event occurred (x) during the fourth year after the Issue Date, 109.40625% of the principal amount of such Senior Notes being repurchased, (y) during the fifth year after the Issue Date, 104.9375% of the principal amount of such Senior Notes being repurchased and (z) during and after the sixth year after the Issue Date, 100% of the principal amount of such Senior Notes being repurchased (this clause (ii), the “Applicable Redemption Price”). The Company is also required to offer to repurchase the Senior Notes upon a change in control, at a price equal to, (i) if the change of control occurs during the first three years after the Issue Date, a customary make-whole redemption price minus 3.00% of the principal amount of Senior Notes being purchased and (ii) if such change of control occurs after the third anniversary of the Issue Date, the Applicable Redemption Price. The Company may prepay the Senior Notes at any time, subject to: (i) if the prepayment occurs prior to the third anniversary of the Issue Date, by paying a customary make-whole premium and (ii) if the prepayment occurs on or after the third anniversary of the Issue Date, by paying the Applicable Redemption Price. Further, the Company has the right, prior to the third anniversary of the Issue Date, to make an optional redemption of up to 35% of the aggregate principal amount of the Senior Notes with the proceeds of qualified equity issuances, at a redemption price equal to 109.875%.

The Indenture contains certain customary affirmative covenants, negative covenants and events of default, including a liquidity maintenance financial covenant requiring the Company to have an aggregate amount of unrestricted cash and cash equivalents maintained in accounts over which the Agent has been granted a perfected first lien security interest of at least $500,000,000 as of the last day of any calendar month (the “Liquidity Covenant”). Upon the Company achieving 30% utilization at its Mohawk Valley Fab facility and generating at least $240,000,000 of revenue from products sold by the Company’s and its subsidiaries’ power product family business, that are manufactured or produced on wafers that are fabricated at the Mohawk Valley Fab facility (the “MVF Products”), in each case over a sixth month period, the level of the Liquidity Covenant shall be permanently reduced to $325,000,000. Upon the Company’s achieving 50% utilization at its Mohawk Valley Fab facility and generating at least $450,000,000 of revenue from MVF Products, in each case over a six month period, the Liquidity Covenant will be permanently reduced to $0.

The obligations of the Company under the Indenture will be guaranteed by the Company’s material subsidiaries, if any, subject to certain exceptions, and are secured by a pledge (and, with respect to real property, mortgage) of substantially all of the existing and future property and assets of the Company and the guarantors (subject to exceptions), including a pledge of the capital stock of the subsidiaries of the Company and the guarantors, subject to certain exceptions.

The Senior Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The above description of the Indenture and the Senior Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Senior Notes are filed as exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Senior Notes set forth in such exhibits.

Item 1.02.	Termination of a Material Definitive Agreement.

The Company, the domestic subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto, and Wells Fargo Bank, National Association (“Wells”), were parties to that certain Credit Agreement dated as of January 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Wells and the other lenders in the syndicate extended a revolving line of credit to the Company. In connection with the Company’s entry with the Indenture and issuance of the Senior Notes, the Company terminated the Credit Agreement, and paid off all outstanding obligations thereunder.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On June 26, 2023, the Company issued a press release relating to the $1,250,000,000 aggregate principal amount of Senior Notes, with an accordion feature for up to $750,000,000 additional Senior Notes, as described above under Item 1.01 “Entry into a Material Definitive Agreement.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of certificate representing the Senior Secured Notes due 2030 (included as Exhibit A to Exhibit 10.1).

10.1*	Indenture, dated as of June 23, 2023, between the Company and U.S. Bank Trust Company, National Association, as the trustee and collateral agent.

99.1	Press release issued by Wolfspeed, Inc. on June 26, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Portions of this exhibit, marked by brackets and asterisks, have been omitted pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because they are both not material and are the type of information that the registrant treats as private or confidential. The registrant undertakes to promptly provide an unredacted copy of the exhibit on a supplemental basis, if requested by the Commission or its staff.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: June 26, 2023